Exhibit 5.4

Chancery Chambers

ATTORNEYS-AT-LAW

CHANCERY HOUSE, HIGH STREET

BRIDGETOWN, BARBADOS

WEST INDIES

TREVOR A. CARMICHAEL, B.Sc., (Econ.), M.A., Ph.D., Q.C.	TELEPHONE: (246) 431-0070
of the Middle Temple, Barrister-at-Law	TELECOPIER: (246) 431-0076
ANDREW C. FERREIRA, LL.B., (Hons.)
Associate
JACQUELINE R. CHACKO, B.A. (Hons.), LL.B., (Hons.)
Associate
KEISHA N. HYDE, LL.B., (Hons.)
Associate
CLAIRE A. LEWIS, LL.B., (Hons.), LL.M.
Associate
BRYAN A.R. VOLNEY
Solicitor and Attorney-at-Law

September 23, 2004

Matter No: 2040127

Bombardier Recreational Products Inc.

1061 Parent Street

St-Bruno

Quebec

Canada J3V 6P1

Ladies and Gentlemen:

Re: BRP (Barbados) Inc.

Reference is made to (a) the Registration Rights Agreement (“Registration Rights Agreement”), dated as of December 18, 2003, by and among Bombardier Recreational Products Inc. (“BRP”), the guarantors party thereto (collectively, the “Guarantors”), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Harris Nesbitt Corp. and RBC Dominion Securities Corporation (collectively, the “Initial Purchasers”), and (b) the Indenture (the “Indenture”), by and among BRP, the Guarantors as defined therein, and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion supplements our legal opinion (the “Original Opinion”), dated December 18, 2003 rendered to the Initial Purchasers, and is issued in respect of the offer by BRP to exchange (the “Exchange Offer”) US$200,000,000 principal amount of its 8 3/8% Senior Subordinated Notes due 2013 (the “Exchange Notes”), which have been registered under the Securities Act, for any and all of its outstanding 8 3/8% Senior Subordinated Notes Due 2013 (the “Initial Notes”). The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to the Indenture.

We have acted as Barbados counsel to BRP (Barbados) Inc. (“BRP Barbados”), in connection with (a) the Registration Statement Form F-4 (the “Registration Statement”), issued by BRP, BRP Barbados and the other guarantors identified therein (collectively, the

September 23, 2004	Page 2
Matter No: 2040127

Re: BRP (Barbados) Inc.

“Guarantors”), and filed on June 17, 2004 with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (b) the Guarantee (the “Exchange Guarantee”), between BRP Barbados and the Trustee, pursuant to which, inter alia, BRP Barbados guarantees the payment obligations of BRP in respect of the Exchange Notes.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(i)	The Indenture;

(ii)	The Registration Rights Agreement;

(iii)	The Registration Statement and the prospectus contained therein;

(iv)	The Exchange Guarantee; and

(v)	(a) the certificate and articles of incorporation of BRP Barbados (the “BRP Barbados Corporate Instruments”), (b) the by-laws of BRP Barbados (the “BRP Barbados By-Laws”), (c) the licence issued to BRP Barbados pursuant to the International Business Companies Act of Barbados (the “BRP Barbados Licence”), (d) the share register of BRP Barbados (the “BRP Barbados Share Register”), and (e) the resolutions adopted by the Board of Directors of BRP Barbados authorising BRP Barbados to execute and deliver the documents to which BRP Barbados is a party, and approving the transactions contemplated by and described in the documents to which BRP Barbados is a party (the “BRP Barbados Corporate Authorisation”).

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic or telecopied copies thereof; and the completeness and accuracy of all facts set forth in official public records and certificates and other documents issued by public officials. Further all assumptions made in respect of the Original Opinion are incorporated herein.

We are qualified to practise law only in Barbados and have made no investigation of laws of any jurisdiction other than the laws of Barbados. This opinion is limited to the laws of Barbados as applied by the courts of Barbados and is limited to and is given on the basis of the current law and practice in Barbados. We undertake no responsibility to update or supplement this letter after the date hereof.

September 23, 2004	Page 3
Matter No: 2040127

Re: BRP (Barbados) Inc.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:

1.	BRP Barbados is a body corporate duly organised, validly existing and in good standing under the laws of Barbados, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantee.

2.	The execution and delivery by BRP Barbados of the Registration Statement, and the performance by BRP Barbados of its obligations under the Exchange Guarantee (to be endorsed on the Exchange Notes), has been duly authorised by all necessary corporate action of BRP Barbados.

This opinion is intended solely for the benefit of the persons to whom it is addressed in connection with the Exchange Offer. This opinion may be relied upon, quoted and referred to by Ropes & Gray LLP for the purpose of their rendering a legal opinion in connection with the Exchange Offer. Subject thereto, this opinion is not to be transmitted to any other person, nor is it to be relied upon by any of the persons to whom it is addressed or by any other person for any other purpose, or quoted or referred to in any public document or filed with any governmental agency or other person without prior written consent.

Yours very truly,

Chancery Chambers

per:

/s/ Andrew C. Ferreira

ACF:vvb

Chancery Chambers

ATTORNEYS-AT-LAW

CHANCERY HOUSE, HIGH STREET

BRIDGETOWN, BARBADOS

WEST INDIES

TREVOR A. CARMICHAEL, B.Sc., (Econ.), M.A., Ph.D., Q.C.	TELEPHONE: (246) 431-0070
of the Middle Temple, Barrister-at-Law	TELECOPIER: (246) 431-0076
ANDREW C. FERREIRA, LL.B., (Hons.)
Associate
JACQUELINE R. CHACKO, B.A. (Hons.), LL.B., (Hons.)
Associate
KEISHA N. HYDE, LL.B., (Hons.)
Associate
CLAIRE A. LEWIS, LL.B., (Hons.), LL.M.
Associate
BRYAN A.R. VOLNEY
Solicitor and Attorney-at-Law

September 23, 2004

Matter No: 2040127

Bombardier Recreational Products Inc.

1061 Parent Street

St-Bruno

Quebec

Canada J3V 6P1

Ladies and Gentlemen:

Re: BRP (Barbados) Inc.

Reference is made to (a) the Registration Rights Agreement (“Registration Rights Agreement”), dated as of December 18, 2003, by and among Bombardier Recreational Products Inc. (“BRP”), BRP (Barbados) Inc. (“BRP Barbados”) and the other guarantors party thereto (collectively, the “Guarantors”), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Harris Nesbitt Corp. and RBC Dominion Securities Corporation (collectively, the “Initial Purchasers”), and (b) the Indenture (the “Indenture”), by and among BRP, the Guarantors as defined therein, and U.S. Bank National Association, as trustee (the “Trustee”).

This letter (this “Reliance Letter”) is being furnished to BRP in connection with the filing of the Registration Statement Form F-4 (the “Registration Statement”), issued by BRP, and the Guarantors, with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

We refer to (a) our legal opinion (the “Initial Opinion”), dated December 18, 2003 is issued in respect of the offer by BRP to exchange (the “Exchange Offer”) US$200,000,000 principal amount of its 8 3/8% Senior Subordinated Notes due 2013 (the “Exchange Notes”), which have been registered under the Securities Act, for any and all of its outstanding 8 3/8% Senior Subordinated Notes Due 2013 (the “Initial Notes”), and (b) our legal opinion (the

September 23, 2004	Page 2
Matter No: 2040127

Re: BRP (Barbados) Inc.

“Supplemental Opinion”), dated September 23, 2004, supplementing the Initial Opinion and issued in respect of the Registration Rights Agreement and the Indenture, each as attached hereto as Exhibit A (together, the “Original Opinions”), and specifically the last paragraph of each of the Original Opinions, which state specifically that the Original Opinion is not to be transmitted to any other person, or relied upon by any other person without prior written consent.

In connection with the filing of the Registration Statement with the Commission pursuant to the Securities Act, we consent to the filing of the Original Opinions together with the Registration Statement, (and any supplemental or registration statement BRP and the Guarantors), filed with the Commission.

We further acknowledge and consent to the use of the name Chancery Chambers in any prospectus filed with the Registration Statement.

The Original Opinions remain subject to the qualifications, assumptions and reservations specified therein.

This Reliance Letter is limited strictly to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matters.

Yours very truly,

Chancery Chambers

per:

/s/ Andrew C. Ferreira

ACF:vvb